Exhibit 99.1

Sight Sciences Reports First Quarter 2026 Financial Results and

Raises Full Year 2026 Revenue Guidance

MENLO PARK, Calif., May 6, 2026 (GLOBE NEWSWIRE) -- Sight Sciences, Inc. (Nasdaq: SGHT) ("Sight Sciences" or the "Company"), an eyecare technology company focused on developing and commercializing innovative, interventional technologies intended to transform care and improve patients’ lives, today reported financial results for the first quarter ended March 31, 2026 and raised its revenue guidance for full year 2026.

Recent Financial and Business Highlights

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Generated total revenue of $19.7 million in the first quarter of 2026, an increase of 13% compared to the same period in the prior year.

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Drove Interventional Glaucoma revenue growth of 7% in the first quarter of 2026, with revenue of $18.3 million compared to $17.1 million in the same period in the prior year.

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Attained Interventional Dry Eye revenue of $1.4 million in the first quarter of 2026, representing a 244% increase from the same period in the prior year and an 87% increase from the fourth quarter of 2025.

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Achieved total gross margin of 86% in the first quarter of 2026, flat compared to the same period in the prior year.

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Reduced cash usage to $7.0 million in the first quarter 2026, representing a 40% improvement compared to the same period in the prior year. Cash and cash equivalents totaled $85.0 million as of March 31, 2026.

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Announced that the U.S. District Court for the District of Delaware issued its final judgment on post-trial motions in the Company’s patent infringement case against Alcon Inc., Alcon Vision, LLC, Alcon Research, LLC, and Ivantis, Inc. (collectively, Alcon), preserving the jury’s verdict of willful infringement and awarding the Company past monetary damages of $55.4 million and an ongoing royalty of 10% of Hydrus® Microstent revenue through expiration of the patents-in-suit. This judgment is subject to appeal.

“We delivered a strong start to 2026, with first quarter results reflecting a return to double-digit revenue growth, sustained gross margin strength, and disciplined operating expense and cash management,” said Paul Badawi, Co-Founder and CEO of Sight Sciences. “Execution was solid across both segments, including a third consecutive quarter of revenue growth in Interventional Glaucoma and continued momentum in Interventional Dry Eye, where revenue nearly doubled sequentially. We remain focused on continued growth in combination-cataract procedures and activating standalone interventions in glaucoma, and accelerating growth and expanding access to reimbursed interventional TearCare® treatments.”

First Quarter 2026 Financial Results

Revenue for the first quarter of 2026 was $19.7 million, an increase of 13% compared to the same period in the prior year. Interventional Glaucoma revenue was $18.3 million, an increase of 7% compared to the same period in the prior year. This improvement was primarily driven by an increase in both ordering accounts and average selling prices, slightly offset by lower utilization per account. Interventional Dry Eye revenue was $1.4 million, increasing from $0.4 million in the same period in the prior year, primarily due to increased average selling prices, utilization and ordering accounts.

Gross profit for the first quarter of 2026 was $17.0 million compared to $15.1 million in the same period in the prior year. Gross margin for the first quarter of 2026 was 86%, flat compared to the same period in the prior year. Interventional Glaucoma gross margin in the first quarter of 2026 was 87%, in line with the same period in the prior year, primarily due to higher average selling prices and product mix, offset by increased tariff expense. Interventional Dry Eye gross margin in the first quarter of 2026 was 72%, up from 71% in the same period in the prior year, primarily due to higher average selling prices and increased SmartLids sold, mostly offset by a one-time inventory overhead adjustment in the prior year period.

Total operating expenses were $29.4 million in the first quarter of 2026, representing a 2% increase compared to $29.0 million in the same period in the prior year, primarily due to a $5.4 million one-time success fee associated with the final judgment in the Alcon litigation, partially offset by lower personnel-related expenses and stock-based compensation. Research and development expenses were $2.5 million in the first quarter of 2026 compared to $4.4 million in the same period in the prior year, representing a 43% decrease. Selling, general, and administrative expenses were $26.8 million in the first quarter of 2026, compared to $24.5 million in the same period in the prior year, representing a 9% increase. Adjusted operating expenses1,2 were $21.2 million in the first quarter of 2026, a 14% decrease compared to the period in the prior year.

Net loss was $13.0 million, or a loss of $0.24 per share, in the first quarter of 2026, compared to a net loss of $14.2 million, or a loss of $0.28 per share, in the same period in the prior year.

Cash and cash equivalents totaled $85.0 million and total long-term debt was $40.0 million (before debt discount and amortized debt issuance costs) as of March 31, 2026, compared to $92.0 million and $40.0 million, respectively, as of December 31, 2025. Cash used in the first quarter of 2026 totaled $7.0 million, a significant decrease compared to $11.6 million in the first quarter of 2025.

2026 Financial Guidance

Sight Sciences raises its revenue guidance for full year 2026 to range from $83.0 million to $89.0 million, representing growth of 7% to 15% compared to full year 2025, versus prior revenue guidance of $82.0 million to $88.0 million. This revenue guidance includes Interventional Glaucoma segment revenue of $77.0 million to $81.0 million, representing growth of 2% to 7% and Interventional Dry Eye segment revenue of $6.0 million to $8.0 million, compared to $1.6 million in 2025.

The Company reaffirms its full year 2026 adjusted operating expenses1,3 guidance range of $93.0 million to $96.0 million, representing an increase of 6% to 9% compared to 2025. The increase compared to the prior year is primarily due to targeted investments in both business segments, including expanded market access efforts and additional commercial resources to scale the reimbursed dry eye market and the standalone glaucoma opportunity.

1 “Adjusted operating expenses” is a financial measure not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”, and therefore such a measure, is a “non-GAAP financial measure”), and is calculated as operating expenses less stock-based compensation expense, depreciation and amortization, restructuring costs, and other one-time costs. Please see the “Non-GAAP Financial Measures” section below for additional information.

2 A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures has been provided in the table titled "Non-GAAP to GAAP Reconciliation" attached to this press release.

3 Consistent with Securities and Exchange Commission (“SEC”) regulations, the Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to the Company’s GAAP financial measures in calculating the non-GAAP financial measures.

Non-GAAP Financial Measures

Adjusted operating expenses, a non-GAAP financial measure, is presented in this press release to provide information that may assist investors in understanding the Company's financial and operating results. The Company believes this non-GAAP financial measure is an important performance indicator because it excludes items that are unrelated to, and may not be indicative of, the Company's core financial and operating results. This non-GAAP financial measure, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be an appropriate measure for comparing the performance of other companies relative to the Company. This non-GAAP financial measure is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measure in the future, it expects to calculate it using a consistent method from period to period.

Conference Call

Sight Sciences' management team will host a conference call today, May 6, 2026, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at www.sightsciences.com, on the Investors page in the News & Events section.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative and interventional solutions intended to transform care and improve patients’ lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world’s most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional outdated approaches. The Company’s OMNI® Surgical System and OMNI® Edge Surgical System are implant-free, minimally invasive glaucoma surgery technologies indicated in the United States to reduce intraocular pressure in adult patients with primary open-angle glaucoma. The OMNI Surgical System is CE Marked for the catheterization and transluminal viscodilation of Schlemm’s canal and cutting of the trabecular meshwork to reduce intraocular pressure in adult patients with open-angle glaucoma. Glaucoma is the world’s leading cause of irreversible blindness. The SION® Surgical System is a bladeless, manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork. The Company’s TearCare® System is 510(k) cleared in the United States for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland disease (MGD), enabling clearance of gland obstructions by physicians to address the leading cause of dry eye disease. Visit www.sightsciences.com for more information.

Sight Sciences, TearCare, and SmartLids are trademarks of Sight Sciences registered in the United States. OMNI, SION, and the Sight Sciences logo are trademarks of Sight Sciences registered in the United States, European Union and other territories.

Hydrus® is a registered trademark of Alcon Vision LLC.

© 2026 Sight Sciences. All rights reserved.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include, but are not limited to, statements concerning the award of ongoing royalties in our ongoing litigation with Alcon; potential appeals or other post-judgment proceedings; our focus in 2026 on continued growth in combination-cataract procedures and activating standalone interventions in glaucoma, and accelerating growth and expanding access to reimbursed interventional TearCare treatments; 2026 revenue guidance and 2026 adjusted operating expenses guidance, including primary factors impacting this guidance.

These statements often include words such as "anticipate," "expect," “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition, including without limitation changes to reimbursement coverage or payment decisions or reimbursement rates for our products; pricing pressure or changes in market share resulting from the evolving competitive landscape; the impact of tariffs on our products and the medical device industry generally; and disruptions to or increased costs associated with our supply chain, including as a result of having a limited number of suppliers. Should our underlying assumptions prove incorrect, actual results may differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. These forward-looking statements are subject to and involve numerous risks, uncertainties and assumptions, including those discussed under the caption “Risk Factors” in our filings with the SEC, as may be updated from time to time in subsequent filings, and you should not place undue reliance on these statements. These cautionary statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor contact:
Philip Taylor
Gilmartin Group
415.937.5406
Investor.Relations@Sightsciences.com

Media contact:

pr@SightSciences.com

SIGHT SCIENCES, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$84,962	$91,965
Accounts receivable, net of allowance for credit losses of $139 and $234 at March 31, 2026 and December 31, 2025, respectively	10,595	9,745
Inventory, net	7,007	7,767
Prepaid expenses and other current assets	3,948	3,257
Total current assets	106,512	112,734
Property and equipment, net	1,618	1,610
Operating lease right-of-use assets	1,202	438
Other noncurrent assets	370	518
Total assets	$109,702	$115,300
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,486	$1,343
Accrued compensation	3,691	6,074
Accrued and other current liabilities	9,189	3,610
Short-term debt, net	3,797	—
Total current liabilities	18,163	11,027
Long-term debt, net	36,736	40,300
Other noncurrent liabilities	900	31
Total liabilities	55,799	51,358
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 54,033,998 and 53,493,711 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	54	54
Additional paid-in-capital	451,552	448,611
Accumulated deficit	(397,703)	(384,723)
Total stockholders’ equity	53,903	63,942
Total liabilities and stockholders’ equity	$109,702	$115,300

SIGHT SCIENCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue	$19,698	$17,508
Cost of goods sold	2,720	2,414
Gross profit	16,978	15,094
Operating expenses:
Research and development	2,546	4,430
Selling, general and administrative	26,845	24,523
Total operating expenses	29,391	28,953
Loss from operations	(12,413)	(13,859)
Investment income	741	1,148
Interest expense	(1,268)	(1,263)
Other expense, net	(29)	(139)
Loss before income taxes	(12,969)	(14,113)
Provision for income taxes	11	41
Net loss and comprehensive loss	$(12,980)	$(14,154)
Net loss per share attributable to common stockholders, basic and diluted	$(0.24)	$(0.28)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	53,943,085	51,290,665

SIGHT SCIENCES, INC.

Gross Margin Disaggregation (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2026	2025
Revenue
Surgical Glaucoma	$18,344	$17,114
Dry Eye	1,354	394
Total revenue	19,698	17,508
Cost of goods sold
Surgical Glaucoma	2,342	2,298
Dry Eye	378	116
Total cost of goods sold	2,720	2,414
Gross profit
Surgical Glaucoma	16,002	14,816
Dry Eye	976	278
Total gross profit	16,978	15,094
Gross margin
Surgical Glaucoma	87.2%	86.6%
Dry Eye	72.1%	70.6%
Total gross margin	86.2%	86.2%

SIGHT SCIENCES, INC.

GAAP to Non-GAAP Reconciliation (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2026	2025
Operating Expenses:
Total Operating Expenses	$29,391	$28,953
Less: Stock-based Compensation	(2,732)	(4,128)
Less: Depreciation and Amortization	(103)	(158)
Less: Restructuring Costs	—	—
Less: Success Fee	(5,393)	—
Adjusted Operating Expenses(4)	21,163	24,667

4 Please see section titled "Non-GAAP Financial Measures" for additional information.

SIGHT SCIENCES, INC.

Supplemental Financial Measures (Unaudited)

	Three Months Ended March 31,
	2026	2025
Interventional Glaucoma active customers (5)	1,175	1,108
Interventional Dry Eye lid treatment units sold (6)	1,534	1,029
Interventional Dry Eye active customers (7)	96	75

5 “Interventional Glaucoma active customers” means the number of customers who ordered the OMNI Surgical System or the SION Surgical Instrument during the three months ended March 31, 2026 and 2025.

6 “Interventional Dry Eye lid treatment units sold” means the quantity of TearCare SmartLids® sold during the three months ended March 31, 2026 and 2025.

7 “Interventional Dry Eye active customers” means the number of customers who ordered lid treatment units during the three months ended March 31, 2026 and 2025.